UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact name of registrant specified in its charter)

Maryland	333-164703	27-1627696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Renewal of Advisory Agreement
On September 27, 2011, KBS Real Estate Investment Trust III, Inc. (the “Company”) renewed its advisory agreement with KBS Capital Advisors LLC (the “Advisor”). The renewed advisory agreement is effective through September 27, 2012; however, either party may terminate the renewed advisory agreement without cause or penalty upon providing 60 days' written notice. The terms of the renewed advisory agreement are identical to those of the advisory agreement that was previously in effect, as such agreement had been amended through the date of renewal, except that the renewed advisory agreement was clarified to state that the origination fees payable to the Advisor for services relating to the Company's loan originations are based on the amount to be funded by the Company and as such, the origination fees under the renewed advisory agreement are 1% of the amount to be funded by the Company to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition or origination expenses related to such investment and any debt the Company uses to fund the acquisition or origination of the loan.
Purchase and Sale Agreement for Las Cimas IV
The Company, through an indirect wholly owned subsidiary, has entered into a purchase and sale agreement to acquire a five-story office building containing 138,008 rentable square feet located on approximately 9.7 acres of land in Austin, Texas (“Las Cimas IV”). On September 19, 2011, the Advisor entered into a purchase and sale agreement with Las Cimas IV, LP (the “Seller”) to purchase Las Cimas IV. On September 28, 2011, the Advisor assigned this purchase and sale agreement to an indirect wholly owned subsidiary of the Company for $0.3 million, which is the amount of the first deposit under the purchase and sale agreement. Subsequent to the assignment, the Company made an additional deposit of $0.5 million under the purchase and sale agreement.
Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The Seller is not affiliated with the Company or the Advisor.
The purchase price of Las Cimas IV is approximately $36.0 million plus closing costs. The Company intends to fund the purchase of Las Cimas IV with proceeds from the Portfolio Bridge Loan (defined below under Item 2.03) and proceeds from its ongoing initial public offering.
Las Cimas IV is located at 900 S. Capital of Texas Highway in Austin, Texas. Las Cimas IV was built in 2008 and is 94% leased to 13 tenants.
There can be no assurance that the Company will complete the acquisition. Pursuant to the terms of the purchase and sale agreement, the Company expects to close on the acquisition in October 2011. In some circumstances, if the Company fails to complete the acquisition, it may forfeit up to $0.8 million of earnest money.
Portfolio Bridge Loan
The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of Domain Gateway (which is described in Item 2.01) is incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On September 29, 2011, the Company, through an indirect wholly owned subsidiary, KBSIII Domain Gateway, LLC (the "Owner"), purchased a five-story office building containing 173,962 rentable square feet ("Domain Gateway") from Domain Gateway I, LP, an affiliate of RREEF Domain Limited Partnership. The seller is not affiliated with the Company or the Advisor. Domain Gateway is located at 2900 Esperanza Crossing in Austin, Texas on approximately 4.3 acres of land.
The purchase price of Domain Gateway was approximately $48.0 million plus closing costs. The Company funded the acquisition of Domain Gateway with proceeds from the Portfolio Bridge Loan and proceeds from the Company's ongoing initial public offering.
Domain Gateway was built in 2009 and is currently 100% leased to OneWest Bank, FSB ("OneWest Bank"). OneWest Bank is a federal savings bank, with approximately 78 retail banking branches throughout Southern California. Domain Gateway serves as a call center, training facility and site of executive offices. The current annualized base rent for OneWest Bank, which represents annualized contractual base rental income as of September 1, 2011, adjusted to straight-line any contractual rent increases or decreases from the OneWest Bank lease's inception through the balance of the term, is approximately $3.7 million and the current remaining lease term for the tenant is approximately 8.0 years. The current average rental rate over the remaining lease term, which is calculated as the annualized base rent divided by the leased rentable square feet, is $21.31 per square foot.

Since Domain Gateway is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, management believes that the financial condition and results of operations of OneWest Bank are more relevant to investors than financial statements of the property acquired. OneWest Bank currently files its financial statements in reports filed with the Federal Deposit Insurance Corporation (“FDIC”), and the following summary financial data (in thousands) regarding OneWest Bank is taken from its previously filed public reports. For more detailed financial information regarding OneWest Bank, please refer to its financial statements, which are publicly available with the FDIC at http://www.fdic.gov.

			Formation Date
	For the Six Months	For the Year Ended	March 19, 2009 to
	Ended June 30, 2011	December 31, 2010	December 31, 2009
Consolidated Statements of Income
Total revenues	$818,782	$2,471,938	$3,330,688
Pre-tax income	288,355	1,289,545	2,602,274
Net income	176,253	781,470	1,573,076

	As of	As of December 31,
	June 30, 2011	2010	2009
Consolidated Balance Sheets
Total assets	$26,432,928	$27,153,457	$23,286,247
Total liabilities	22,239,352	22,883,149	19,721,264
Total equity capital	4,193,576	4,270,308	3,564,983

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT
On September 29, 2011, in connection with the acquisition of Domain Gateway, the Owner entered into a one‑year secured bridge loan with Wells Fargo Bank, N.A. (the "Mortgage Lender") for borrowings of up to $42.3 million secured by Domain Gateway and, upon closing, Las Cimas IV (the "Portfolio Bridge Loan").  As of September 29, 2011, $18.3 million had been disbursed to the Company, and an additional $6.0 million of revolving debt is available for future disbursement. The remaining $18.0 million, of which $4.0 million will be revolving debt, will be made available for disbursement upon acquisition of Las Cimas IV and subject to the other terms and conditions of the loan agreement. The Portfolio Bridge Loan matures on September 29, 2012, with an option to extend the maturity date to December 29, 2012, subject to certain conditions.  The Portfolio Bridge Loan bears interest at a floating rate of 225 basis points over one-month LIBOR during the initial term of the loan and monthly payments are interest only with the entire balance due at maturity, assuming no prior prepayment.  The Owner has the right to repay and borrow the $10.0 million revolving debt portion of the loan. The Owner has the right to prepay the loan.
The Portfolio Bridge Loan provides that the following shall constitute an event of default thereunder: a default under the OneWest Bank lease by either OneWest Bank or the Owner, as landlord, or the termination of the OneWest Bank lease for any reason without the prior written consent of the Mortgage Lender. The foregoing provision shall terminate upon the acquisition of Las Cimas IV together with the satisfaction of certain closing conditions related to the Las Cimas IV disbursement under the Portfolio Bridge Loan. Pursuant to the purchase and sale agreement, the Company expects to close on the acquisition of Las Cimas IV in October 2011.
KBS REIT Properties III, LLC ("REIT Properties III") is providing a limited guaranty of the Portfolio Bridge Loan with respect to certain potential costs, expenses, losses, damages and other sums which may result from certain intentional actions committed by any borrower under the Portfolio Bridge Loan, the Company or any of their affiliates in violation of the loan documents. REIT Properties III is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Portfolio Bridge Loan in the event of certain bankruptcy or insolvency proceedings involving any borrower under the Portfolio Bridge Loan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: September 30, 2011	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer